Fifth Amendment to
Second Amended and Restated
Loan and Security Agreement

Borrower:    nLIGHT, Inc.

Effective Date:     September 24, 2024
This Fifth Amendment to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into between Banc of California, a California state-chartered bank (formerly known as Pacific Western Bank) (“Lender”) and the borrower named above (“Borrower”).
Lender and Borrower agree to amend the Second Amended and Restated Loan and Security Agreement between Borrower and Lender, dated September 24, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. The Schedule to Second Amended and Restated Loan and Security Agreement, as amended from time to time, is hereinafter referred to as the “Schedule to Loan Agreement.” (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
1.Addition of nLIGHT DEFENSE Systems, Inc. as a Co-Borrower. Borrower covenants and agrees that it shall cause nLIGHT DEFENSE Systems, Inc., to become a co-Borrower under the Loan Agreement within 120 days of the date of the Fifth Amendment (or such longer period as Lender shall agree to in writing (which may be via email)), pursuant to a joinder agreement or other documentation in such form as Lender shall specify in its Good Faith Business Judgment, including, without limitation, all documents, and taking all actions, as Lender may deem necessary or useful in order to perfect and maintain Lender’s perfected first-priority security interest in the Collateral (subject only to Permitted Liens).
2.Modified Negative Covenant Regarding Mergers and Acquisitions. Section 5.5(i) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
(i) merge or consolidate with another corporation or entity, except that a Borrower may merge into another Borrower or a Subsidiary of Borrower may merge into Borrower or another Subsidiary, in each case with ten Business Days prior written notice to Lender; notwithstanding the foregoing, provided that, after giving effect to the mergers and consolidations described below, (a) there are no Loans outstanding under the Loan Agreement and (b) Borrower has at least $25,000,000 in unrestricted cash held in a deposit account or deposit accounts maintained at Lender, Borrower may merge or consolidate with another corporation or entity without Lender’s prior written consent until such time as the

Banc of California Fifth Amendment
aggregate value of cash consideration paid in such merger or consolidation reaches $20,000,000 in any fiscal year, after which Lender’s prior written consent shall be required for any additional mergers or consolidations (as a point of clarification, Lender’s prior written consent will be required for any transaction whose consideration causes the aggregate value of cash consideration in a fiscal year to surpass the $20,000,000 amount);
3.Added Definition of Fifth Amendment. The definition of “Fifth Amendment” is hereby added to Section 8 of the Loan Agreement, in alphabetical order, and shall read as follows:
“Fifth Amendment” means that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement effective as of September 24, 2024 by and between Borrower and Lender.
4.Modified Definition of Permitted Investments. The definition of “Permitted Investments” set forth in Section 8 of the Loan Agreement is hereby amended by adding a new clause (x) as follows:
(x) Investments resulting from mergers or consolidations permitted by Section 5.5(i).
5.Modified Definition of Prime Rate. The definition of “Prime Rate” set forth in Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Prime Rate” means the variable rate of interest per annum, most recently announced by Lender as its “prime rate” (whether or not such announced rate is the lowest rate available from Lender); provided that in no event shall the Prime Rate be less than 6.00%.
6.Modified Interest Rate Applicable Margins. Section 2 of the Schedule to Loan Agreement is hereby amended and restated in its entirety to read as follows:
2. INTEREST.
Interest Rates (Section 1.2):
The outstanding principal amount of the Revolving Loans shall bear interest at a fluctuating rate that, when annualized, is equal to the Prime Rate plus a margin based on Borrower’s Total Cash (the “Applicable Margin”) as determined initially on the date such Revolving Loan is made and subsequently subject to adjustment as provided for below, as follows:

Banc of California Fifth Amendment

Total Cash	Applicable Margin
Equal to or greater than $100,000,000	Prime Rate minus 1.00%
Equal to or greater than $50,000,000 but less than $100,000,000	Prime Rate minus 0.50%
Less than $50,000,000	Prime Rate

        The initial interest on the Revolving Loans as of the date hereof, shall be Prime Rate minus 1.00% per annum.
As used herein “Total Cash” means, the aggregate amount of all unrestricted cash held in an account with Lender and at investment accounts with Raymond James & Associates, Inc., so long as such investment accounts are subject to a control agreement or a pledge agreement (as applicable) in favor of Lender, in form and substance acceptable to Lender and sufficient to perfect Lender’s first-priority security interest in the same.
Borrower covenants and agrees to inform Lender of each instance in which Borrower’s Total Cash, measured at the end of any month, results in a change in the Applicable Margin.
Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate and each date there is a change in the Applicable Margin.
7.Modified Unused Line Fee. The Unused Line Fee set forth in Section 3 of the Schedule to Loan Agreement is hereby amended and restated in its entirety to read as follows:
Unused Line Fee:    In the event, in any quarter (or portion thereof at the beginning and end of the term hereof), the average daily principal balance of the Revolving Loans and

Banc of California Fifth Amendment
Ancillary Services outstanding during quarter month is less than the Credit Limit, Borrower shall pay Lender an unused line fee in an amount equal to 0.25% per annum on the difference between the Credit Limit and the average daily principal balance of the Revolving Loans and Ancillary Services outstanding during the quarter, which unused line fee shall be computed and paid monthly, in arrears, on the first day of the following quarter and upon termination of this Loan Agreement.
8.Modified Maturity Date. Section 4 of the Schedule to Loan Agreement is hereby amended and restated in its entirety to read as follows:
4. MATURITY DATE
(Section 6.1):     September 24, 2027.
9.Modified Compliance with Minimum Cumulative EBITDA Less Capital Expenditures Financial Covenant. Lender and Borrower agree that Borrower’s compliance with the Minimum Cumulative EBITDA Less Capital Expenditures Financial Covenant set forth in Section 5 of the Schedule to Loan Agreement is hereby suspended after the compliance period ending September 30, 2024. As a point of clarification, Borrower must comply with the aforementioned financial covenant for the nine-month period ending September 30, 2024.
10.Added Minimum Total Cash Financial Covenant. The following Minimum Total Cash Financial Covenant is hereby added at the end of Section 5 of the Schedule to Loan Agreement and shall read as follows:
Minimum
Total Cash:     Borrower shall at all times maintain Total Cash in the minimum amount of $50,000,000, and Borrower’s compliance therewith shall be measured each month within 30 days after the end of each month. The Minimum Total Cash financial covenant shall remain in place until the financial covenants for Borrower’s fiscal year ending December 31, 2025 are established and set forth in an amendment to the Loan Agreement executed by each of Borrower and Lender.

11.FY 2025 Financial Covenants. Borrower and Lender agree that the financial covenants for Borrower’s fiscal year ending December 31, 2025 (the “2025 Financial Covenants”) shall be established based on Borrower’s Board approved annual plan for such fiscal year of Borrower for the covenants Lender shall determine in its Good Faith Business Judgment. Once the 2025 Financial Covenants are established and set forth in an amendment to the Loan Agreement executed by each of Borrower and Lender, Borrower’s compliance with

Banc of California Fifth Amendment
such 2025 Financial Covenants will not be required unless Borrower’s Total Cash is equal to or less than $50,000,000 at the end of any fiscal quarter.
12.Modified Reporting Requirements Regarding Cash Balance Reports. Section 6(c) of the Schedule to Loan Agreement is hereby amended and restated in its entirety to read as follows:
(c)    Monthly cash balance report, in form and with such detail as is satisfactory to Lender in its Good Faith Business Judgment, within 30 days after the end of each month;
13.Modified Deposit Accounts Covenant. Section 8(c) of the Schedule to Loan Agreement is hereby amended and restated in its entirety to read as follows:
(c)    Deposit Accounts. Within 60 days after the date of the Fifth Amendment, Borrower shall have satisfied the Total Cash Deposit Requirement (as defined below), and once satisfied, Borrower shall at all times maintain its Deposit Accounts and primary investment accounts with Lender or Lender’s Affiliates such that at all times at least 37.5% of Borrower’s Total Cash is maintained with Lender and Lender’s Affiliates and can be shown in Lender’s balance sheet at all times (the “Total Cash Deposit Requirement”). In addition, provided Borrower satisfies the Total Cash Deposit Requirement, Borrower may maintain (i) Deposit Accounts with institutions other than Lender (“Excepted Deposit Accounts”) so long as the aggregate combined balance in all Excepted Deposit Accounts does not at any time exceed $10,000,000 and (ii) a primary investment account with Raymond James & Associates, Inc. As of the date hereof, Borrower represents and warrants to Lender that Lender has obtained a control agreement or a pledge agreement (as applicable) for each other bank or other institutions where its investment accounts are maintained and such agreements are sufficient to perfect Lender’s first-priority security interest in the same, provided that, without limiting the foregoing, Lender acknowledges and agrees that Borrower shall not be required to cause institutions at which Borrower maintains Excepted Deposit Accounts to enter into such control agreements.
14.Modified Permitted Intercompany Investments. The maximum amount of Permitted Intercompany Investments set forth in Section 8(d) of the Schedule to Loan Agreement is hereby modified from “$5,000,000” to “$10,000,000.”
15.Fee. [Omitted].
16.Limited Waiver of 2023 Board Approved Budget Default. Borrower failed to provide Bank with Borrower’s annual budget approved by its Board of Directors for its fiscal

Banc of California Fifth Amendment
year ending December 31, 2023 in accordance with Section 6(f) of the Schedule to Loan Agreement (the “2023 Board Approved Budget Default”). This will confirm that Lender hereby waives the 2023 Board Approved Budget Default. This waiver does not constitute a waiver of the Borrower’s obligation to meet said reporting covenant at any other date, nor does it constitute a waiver of any other term or provision of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other term or provision of the Loan Agreement or any related document.
17.Limited Waiver of 2024 Board Approved Budget Default. Borrower failed to provide Bank with Borrower’s annual budget approved by its Board of Directors for its fiscal year ending December 31, 2024 in accordance with Section 6(f) of the Schedule to Loan Agreement (the “2024 Board Approved Budget Default”). This will confirm that Lender hereby waives the 2024 Board Approved Budget Default. This waiver does not constitute a waiver of the Borrower’s obligation to meet said reporting covenant at any other date, nor does it constitute a waiver of any other term or provision of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other term or provision of the Loan Agreement or any related document.
18.Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects as if made on the date hereof.
19.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender except as set forth in Sections 16 and 17 above.
20.General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
21.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement

Banc of California Fifth Amendment
signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Following Page]
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Banc of California Fifth Amendment

Borrower: nLIGHT, Inc. By: /s/ KERRY HILL Name: Kerry Hill Title: Treasurer	Lender: Banc of California By: /s/ JEFF LEE Name: Jeff Lee Title: SVP